SALOMON INC
      Seven World Trade Center, New York, New York   10048    212 783-7000

Contact:          Robert F. Baker
                  212-783-6299

For immediate release:

            SALOMON INC REPORTS NET INCOME OF $220 MILLION FOR THE
                            1997 SECOND QUARTER

New York, July 17, 1997 -- Salomon Inc today announced second quarter net income of $220 million compared with income from continuing operations of $298 million (net income of $291 million including discontinued operations) in the 1996 second quarter. For the six months ended June 30, 1997, net income was $393 million, compared with income from continuing operations of $608 million (net income of $567 million including discontinued operations) in the comparable 1996 period. Fully diluted return on equity for the three and six month periods ended June 30, 1997 was 17.0% and 15.2%, respectively. Fully diluted earnings per share for the 1997 three and six month periods were $1.77 and $3.14, respectively.

Salomon Inc Chairman and Chief Executive Officer Robert E. Denham said: "The Company experienced a very solid second quarter performance as a result of the contributions of many different business units."

Key items regarding the Company's performance are as follows:

o Global investment banking revenues (underwriting plus advisory) were $221 million for the second quarter of 1997, essentially unchanged from the 1997 first quarter though down from the record revenues of $251 million in the second quarter of 1996. Advisory and debt underwriting revenues improved year over year while equity underwriting revenues were below the record level of last year's second quarter.

o Fixed income sales and trading net revenues for the second quarter of 1997 were $532 million, down from $706 million in the year ago quarter. This decrease reflects lower revenues in both proprietary trading and customer sales and trading compared with the very strong results of the second quarter of 1996.

o Equity sales and trading net revenues were $229 million for the second quarter of 1997 compared with $268 million for the second quarter of 1996. Equity sales and trading results continued at a level well above the quarterly average for 1996.

o Net revenues from commodities trading activities, which are conducted by Phibro Inc., were $91 million for the second quarter of 1997, compared with negative revenues of $18 million in the year ago quarter.

o Asset management revenues were $20 million for the second quarter of 1997, nearly double the $11 million recorded in the second quarter of 1996.

Consolidated compensation and employee-related expenses for the three and six month periods ended June 30, 1997 were $546 million and $1,111 million, respectively, compared with $546 million and $1,096 million for the three and six month periods ended June 30, 1996, respectively. Although operating results for the first six months of 1997 were lower than the comparable 1996 period, compensation and employee related expenses were about the same, due to increased headcount and higher levels of market compensation in 1997. Non-compensation expenses for the three and six month periods ended June 30, 1997 were $194 million and $372 million, respectively, compared with $180 million and $352 million for the three and six month periods ended June 30, 1996, respectively. The increases in 1997 are primarily the result of higher technology expenses.

During the second quarter, the Company repurchased 1.9 million common shares for treasury at an average price of $51.59 per share.

Total common and convertible preferred equity was $5.1 billion at June 30, 1997. Total equity capital, including perpetual preferred and TRUPS was $5.9 billion at such date. Book value per common share was $42.52 at June 30, 1997, as compared with $40.03 at December 31, 1996. Average assets for the 1997 second quarter were $225 billion.

The sale of Basis Petroleum to Valero Energy Corporation was completed on May 1 in accordance with the terms that were previously announced. Basis is reflected as a discontinued operation in the 1996 periods.

Salomon Inc's Selected Financial Information and Unaudited Consolidated Statement of Income follow:




                                                       SALOMON INC AND SUBSIDIARIES
                                                Selected Financial Information (unaudited)
                                               (Dollars in millions, except per share data)


                                                                  Quarter ended                               Six months ended
                                                    -------------------------------------------         ---------------------------
                                                      June 30,        March 31,       June 30,            June 30,       June 30,
                                                        1997            1997            1996                1997            1996
                                                    ------------    ------------    -----------         -----------     -----------
SUMMARY OF REVENUES, NET OF
   INTEREST EXPENSE:
       Fixed income sales and trading               $        532    $        519    $       706         $     1,051     $     1,438
       Equity sales and trading                              229             243            268                 472             332
       Global investment banking                             221             220            251                 441             432
       Commodities trading                                    91              25            (18)                116             217
       Asset management                                       20              17             11                  37              23
       Other                                                  (3)             (2)             5                  (5)             19
                                                    ------------    ------------    -----------         -----------     -----------
           Total revenues, net of interest expense  $      1,090    $      1,022    $     1,223         $     2,112     $     2,461
                                                    ============    ============    ===========         ===========     ===========


RETURN ON AVERAGE COMMON STOCKHOLDERS'
  EQUITY FROM CONTINUING OPERATIONS:
   Primary                                                  17.9%           14.0%          29.7%               16.0%           31.5%
   Fully diluted*                                           17.0            13.4           26.7                15.2            28.2
                                                    ============    ============    ===========         ===========     ===========

PER COMMON SHARE:
     Cash dividends                                 $       0.16    $       0.16    $      0.16         $      0.32     $      0.32
     High market price                                    58 5/8          61 3/8         44 1/4              61 3/8          44 1/4
     Low market price                                         49              46         36 1/8                  46          34 7/8
                                                                                                        ===========     ===========
     Ending market price                                  55 5/8          49 7/8             44
     Book value at quarter-end*                            42.52           41.13          40.08
                                                    ============    ============    ===========

AT QUARTER-END:
     Average assets for the quarter                 $    225,000    $    211,000    $   193,000
     Common equity                                         4,638           4,544          4,266
     Redeemable convertible preferred equity                 420             420            560
     Perpetual preferred equity                              450             450            562
     TRUPS**                                                 345             345              -
                                                    ============    ============    ===========
     Full-time employees:
       Salomon Brothers                                    7,027           6,858          6,370
       Salomon Inc (excluding Basis)                       7,294           7,151          6,966
                                                    ============    ============    ===========


* Assumes conversion of redeemable convertible preferred stock unless such assumptions result in higher returns on equity or book value than determined under the primary method.
** Guaranteed preferred beneficial interests in Company subordinated debt securities.


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
                                                    SALOMON INC AND SUBSIDIARIES
                                               Consolidated Statement of Income (unaudited)
                                               (Dollars in millions, except per share data)

                                                                      Quarter ended                           Six months ended
                                                      ---------------------------------------------    ----------------------------
                                                          June 30,       March 31,       June 30,        June 30,         June 30,
                                                            1997            1997           1996            1997             1996
                                                      -------------   -------------   -------------    ------------   -------------
Revenues:
     Interest and dividends                           $       1,678   $       1,367   $       1,436    $      3,045   $       3,008
     Principal transactions                                     443             484             584             927           1,235
     Investment banking                                         221             220             251             441             432
     Commissions                                                100              99              75             199             165
     Other                                                       13              14              11              27              22
                                                      -------------   -------------   -------------    ------------   -------------
     Total revenues                                           2,455           2,184           2,357           4,639           4,862
     Interest expense                                         1,365           1,162           1,134           2,527           2,401
                                                      -------------   -------------   -------------    ------------   -------------
Revenues, net of interest expense                             1,090           1,022           1,223           2,112           2,461
                                                      -------------   -------------   -------------    ------------   -------------

Noninterest expenses:
     Compensation and employee-related                          546             565             546           1,111           1,096
     Technology                                                  59              56              50             115              96
     Professional services and business development              50              40              49              90              92
     Occupancy                                                   42              40              42              82              85
     Clearing and exchange fees                                  22              18              17              40              34
     Other                                                       21              24              22              45              45
                                                      -------------   -------------   -------------    ------------   -------------
Total noninterest expenses                                      740             743             726           1,483           1,448
                                                      -------------   -------------   -------------    ------------   -------------

Income from continuing operations before income taxes           350             279             497             629           1,013
Income tax expense                                              130             106             199             236             405
                                                      -------------   -------------   -------------    ------------   -------------
Income from continuing operations                               220             173             298             393             608
                                                      -------------   -------------   -------------    ------------   -------------

Loss from discontinued operations, net of tax benefit             -               -              (7)              -             (41)
                                                      =============   =============   =============    ============   =============
Net income                                            $         220   $         173   $         291    $        393   $         567
                                                      =============   =============   =============    ============   =============


EARNINGS PER SHARE:*
Primary earnings from continuing operations           $        1.89   $        1.44   $        2.65    $       3.34   $        5.41
Primary earnings                                               1.89            1.44            2.58            3.34            5.02
Fully diluted earnings from continuing operations**            1.77            1.37            2.40            3.14            4.89
Fully diluted earnings**                                       1.77            1.37            2.34            3.14            4.55
                                                      =============   =============   =============    ============   =============

WEIGHTED AVERAGE SHARES
OF COMMON STOCK
OUTSTANDING (in thousands):
For primary earnings per share                              108,200         109,500         105,400         108,800         106,000
For fully diluted earnings per share                        119,700         120,900         120,600         120,300         121,200
                                                      =============   =============   =============    ============   =============


* Quarterly earnings per share are based on average common shares outstanding in the individual quarters; thus, the sum of quarterly earnings per share may not equal the amounts reported for the year-to-date periods.
** Assumes conversion of redeemable convertible preferred stock unless such assumptions result in higher earnings per share than determined under the primary method.

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